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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this Registration Statement on Form S-8 (File No. 33-30978, 33-97556, 333-43685, 333-63347 and 333-80381) of
our report dated January 28, 2000 relating to the financial statements and financial statement schedules, which appears in Data Dimensions, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.


PricewaterhouseCoopers LLP
Seattle, Washington
January 28, 2000